Exhibit 99.1

Inhibikase Therapeutics Issues Letter to Shareholders and Provides Update on Development Programs

BOSTON and ATLANTA, April 18, 2024 — Inhibikase Therapeutics, Inc. (Nasdaq: IKT) (Inhibikase or Company), a clinical-stage pharmaceutical company developing protein kinase inhibitor therapeutics to modify the course of Parkinson’s disease (“PD”), Parkinson’s-related disorders and other diseases of the Abelson Tyrosine Kinases, today issued a Letter to Shareholders.

Dear Fellow Shareholders of Inhibikase Therapeutics:

2024 has been off to a productive start for Inhibikase. Our 201 Trial is approximately 75% enrolled, with the last patient anticipated to enter the trial in June. We have had consistent and constructive interactions with the U.S. Food and Drug Administration for IkT-001Pro, culminating in the recent completion of a pre-IND meeting as we evaluate 001Pro’s potential in cardiopulmonary disease and a pre-NDA meeting with relation to the cancer indications for which imatinib is approved. As we look forward, we recognize the urgency to initiate the 12-month extension study for our 201 trial, and we are planning our end of Phase 2 meeting with the FDA in Parkinson’s and developing our Phase 3 protocols. In addition, we continue to evaluate potential pathways to initiate a Phase 2/3 trial in Multiple System Atrophy and continue to explore multiple indications for which IkT-001Pro could be a novel new agent.

In neurodegeneration, the combined efforts of our internal team, site investigators and staff as well as our digital media campaign through the201trial.com has enabled us to efficiently enroll participants across all 32 open sites. We have only 30 patients left to enroll as of April 18, 2024, and we expect to complete enrollment in approximately mid-June. Looking ahead, the initiation of the extension to the 201 Trial of up to 12 months is an essential activity to evaluate long-term effects of risvodetinib on safety, tolerability, biomarkers and whether improvements in motor and non-motor function will be realized, which will require additional financial resources. Emerging biomarker data from the 201 Trial evaluating pathological alpha-synuclein in multiple tissues and fluids supported our recent grant submissions to the National Institute of Neurological Disease and Stroke (NINDS), an Institute of the National Institutes of Health (NIH). One of these grants, if approved, will introduce our newly developed monoclonal antibody to track phospho-Tyr39-alpha-synuclein in the clinical trial setting, which we believe will enhance the meaning of biomarker measurements. We believe the utilization of this antibody in tissue biopsy and fluid analysis will enable us to confirm target engagement and evaluate the effect of risvodetinib on the underlying pathology responsible for disease. Upon completion of the double-blinded phase of the 201 Trial, we expect to request an end of Phase 2 meeting with the FDA by the end of 2024, which further accelerates our goal to begin enrolling the extension study as soon as possible.

As we continue to explore the breadth of potential indications for IkT-001Pro, we believe that there is an opportunity worth exploring for Pulmonary Arterial Hyptertension (PAH). Imatinib was shown to be a disease-modifying treatment for PAH more than 10 years ago, however, unfavorable safety and tolerability precluded its approval at that time. Changes to standard-of-care for these patients coupled with the exclusion of anti-coagulant use and the potentially more favorable tolerability profile of 001Pro over imatinib mesylate suggests to us that 001Pro could offer an alternative path to success in this area. Our recent pre-IND meeting with the FDA was constructive and we expect to provide an update from this meeting following receipt of the formal meeting minutes. If considered a new molecular entity for PAH, IkT-001Pro might enjoy a long period of patent exclusivity.

3350 Riverwood Parkway SE, Ste 1900		1 Cranberry Hill, Suite 200
Atlanta, GA 30339		Lexington, MA 02421
678-392-3419	info@inhibikase.com	617-936-0184

Altogether, 2024 is shaping up to be a year of execution across our portfolio. We believe our work to date supports the continued development of both risvodetinib and 001Pro, and we appreciate the support of our shareholders as we continue on this journey to bring transformative treatments for patients across our therapeutic pipeline.

Sincerely,

Milton H. Werner, PhD.

President & CEO

About Inhibikase (www.inhibikase.com)

Inhibikase Therapeutics, Inc. (Nasdaq: IKT) is a clinical-stage pharmaceutical company developing therapeutics for Parkinson’s disease and related disorders. Inhibikase’s multi-therapeutic pipeline has a primary focus on neurodegeneration and its lead program risvodetinib, an Abelson Tyrosine Kinase (c-Abl) inhibitor, targets the treatment of Parkinson’s disease inside and outside the brain as well as other diseases that arise from Abelson Tyrosine Kinases. Its multi-therapeutic pipeline is pursuing Parkinson’s-related disorders of the brain and GI tract, orphan indications related to Parkinson’s disease such as Multiple System Atrophy, and drug delivery technologies for kinase inhibitors such as IkT-001Pro, a prodrug of the anticancer agent imatinib mesylate that the Company believes will provide a better patient experience with fewer on-dosing side-effects. The Company’s RAMP™ medicinal chemistry program has identified several follow-on compounds to risvodetinib that could potentially be applied to other cognitive and motor function diseases of the brain. Inhibikase is headquartered in Atlanta, Georgia with offices in Lexington, Massachusetts.

Social Media Disclaimer

Investors and others should note that the Company announces material financial information to investors using its investor relations website, press releases, SEC filings and public conference calls and webcasts. The Company intends to also use X, Facebook, LinkedIn and YouTube as a means of disclosing information about the Company, its services and other matters and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions or the negative of these terms and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Inhibikase’s current expectations and assumptions. Such statements are subject to certain risks and uncertainties, which could cause Inhibikase’s actual results to differ materially from those anticipated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to enroll and complete the 201 Trial evaluating risvodetinib in untreated Parkinson’s disease, to successfully apply for and obtain FDA approval for IkT-001Pro in blood and stomach cancers or other indications, to successfully conduct clinical trials that are statistically significant, whether results from our animal studies may be replicated in humans, our need for additional capital especially to conduct the 12 month extension study of our 201 trial, the substantial doubt regarding our ability to continue as a going concern, as well as such other factors that are included in our periodic reports on Form 10-K and Form 10-Q that we file with the U.S. Securities and Exchange Commission. Any forward-looking statement in this release speaks only as of the date of this release. Inhibikase undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

3350 Riverwood Parkway SE, Ste 1900		1 Cranberry Hill, Suite 200
Atlanta, GA 30339		Lexington, MA 02421
678-392-3419	info@inhibikase.com	617-936-0184

Contacts:

Company Contact:

Milton H. Werner, PhD

President & CEO

678-392-3419

info@inhibikase.com

Investor Relations:

Alex Lobo

SternIR, Inc.

alex.lobo@sternir.com

3350 Riverwood Parkway SE, Ste 1900		1 Cranberry Hill, Suite 200
Atlanta, GA 30339		Lexington, MA 02421
678-392-3419	info@inhibikase.com	617-936-0184